CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 8, 2000, 2dobiz.com, a Nevada corporation (the
"Company"), and Hugh Austin ("Consultant"), an individual.

          Services

          1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

               1.Short- and long-term strategic planning

               2.Short-term crisis management

               3.Short- and long-term marketing

               4.Meeting with/selecting qualified companies for joint ventures

               5.    Contacting and interviewing qualified:
                 Investor Relations Firms
                 Accounting Firms
                 Legal Counsel

               6. Recruitment/selection of key executives and staff

               7.    Identification/selection of board members

               8.    Identification of qualified investors

    The Contractor shall devote to the performance of the Service such time and effort as the Consultant deems necessary. This engagement is not exclusive; the Company may engage other consultants to perform any or more Services and the Consultant may provide any Service to other claims.

          2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than December 15, 2000, (a) one million (1,000,000) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined) and (b) one million (1,000,000) shares of common stock that is Restricted (as hereinafter defined). "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractal or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered. "Restricted" means shares that the Consultant agrees not to sell or otherwise transfer prior to November 16, 2001, but which shares will on or before such date be appropriately listed or registered for sale on all such securities markets; and (ii)
will         reimburse         the         Consultant         for
reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

          3. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

          4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

          5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 6 hereof, shall expire on the first anniversary of the date hereof.

          6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

          7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

          8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims, actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by Company.

          9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                                 2dobiz.com

                                  By: /s/David F. Roth
                                       Name: David F. Roth
                                       Title:President


                                  Consultant

                                    /s/Hugh W. Austin
                                    Name:    Hugh W. Austin